Exhibit 10.13

AMENDMENT NO. 1 TO DISTRIBUTORSHIP AGREEMENT

between Taiwan Biotech Co., Ltd. and CUBEBIO Co., Ltd.

THIS AMENDMENT NO. 1 (the “Amendment”), effective as of 15th April 2026 (the “Amendment Effective Date”), is entered into between:

(A)	Taiwan Biotech Co., Ltd., a company incorporated under the laws of Taiwan and having its office at 22, Jie-Shou Rd., Taoyuan City, Taiwan, R.O.C. and its related affiliates hereinafter collectively called (“TBC”);

(B)	CUBEBIO Co., Ltd., a company incorporated under the laws of Republic of Korea and having its office at 8F HYHILL Bldg., Digital-ro 10-gil 9, Geumcheon-gu, Seoul, Korea and its related affiliates hereinafter collectively called (“CUBEBIO”).

TBC and CUBEBIO are hereinafter collectively referred to as the “Parties” and individually as a “Party”.

WHEREAS the Parties mutually agree to amend Article 2 (Distribution right) of the Distributorship Agreement effective as of 29th March 2024 (the “Agreement”) and to amend and replace Appendix I and Appendix II of the Agreement with the revised PRODUCTS, prices and 3-year non-binding sales forecast;

The parties agree as follows:

1. The Amendment of Article 2 (Distribution right):

Article 2 (Distribution right) of the Agreement shall be deleted and replaced in its entirety with the following:

“2. Distribution right:

CUBEBIO’s appointment of TBC in Appendix I of this Agreement is appointment to distributor PRODUCTS in the Territory. Such distribution right shall remain in effect for a period of three (3) years commencing on the First Regulatory Approval Date (the “Initial Period”). TBC shall advertise, solicit and make sales of the PRODUCTS, appoint sub-distributor for the PRODUCTS in the Territory to do any business activities that would cause direct or indirect competition with TBC in distributing the PRODUCTS within the Territory.

Following expiration of the Initial Period, the distribution right shall automatically renew for successive periods of two (2) years unless either Party gives the other Party written notice of non-renewal at least three (3) months before expiration of the then-current period.”

2. First Regulatory Approval Date:

For purposes of this Amendment and the Agreement, “First Regulatory Approval Date” means the date on which any PRODUCT first obtains, in any country within the Territory, all final approvals, registrations, licenses, accepted notifications or other governmental authorizations required for the lawful importation, marketing, distribution and commercial sale of such PRODUCT in such country from the competent governmental authority of such country or any successor thereto.

3. The Amendment of Appendix I and Appendix II:

Appendix I (PRODUCT Specifications and Terms) and Appendix II (3-year Non-binding Sales Forecast by Territory) of the Agreement shall be amended and replaced in their entirety by Appendix I and Appendix II attached to this Amendment. From and after the Amendment Effective Date, all references in the Agreement to Appendix I or Appendix II shall mean the corresponding Appendix attached to this Amendment.

In accordance with the agreement between the Parties, only the items listed in the amended Appendix I shall constitute the PRODUCTS for purposes of the Agreement. Any item listed in the previous Appendix I but not listed in the amended Appendix I shall cease to be included in the PRODUCTS under the Agreement from the Amendment Effective Date. The sales forecast in the amended Appendix II shall remain non-binding.

4. Other terms and conditions:

Except as amended by this Amendment, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect.

In the event of any conflict between this Amendment and the Agreement, this Amendment shall prevail to the extent of such conflict.

5. Counterparts:

This Amendment shall be executed in duplicate by the representatives of the Parties, month and year herein under written in their registered office.

In witness whereof, the Parties have caused this Amendment to be executed in duplicate by their representatives as of the day, month, and year first written above.

[CUBEBIO Co., Ltd.]	[Taiwan Biotech Co., Ltd.]

/s/ Eun-Jong Choi	/s/ Yen H Ko
[Eun-Jong Choi]	[Yen H Ko]
[CEO]	[General Manager]
15th April 2026	15th April 2026

Appendix I

PRODUCT Specifications and Terms

Trade Term: FOB Korea

No.	Product Name	Package	Price (USD)
1	CEED-Novus P (PANC Test Kit)	30 Test / Pack	USD 600.00/ Pack (1 FOC)
2	CEED-Novus (Onco Test Kit)	30 Test / Pack	USD 600.00/ Pack (1 FOC)

Note: Both parties will discuss the reasonable supply price for the products after conducting market research for each country and will come to a final agreement.

Appendix I-1

Appendix II

3-year Non-binding Sales Forecast by Territory

Taiwan

Item	Year 1	Year 2	Year 3	Total
CEED-Novus P (PANC Test Kit)	1,000	900	1,600	3,500
CEED-Novus (Onco Test Kit)	400	600	800	1,800

Vietnam

Item	Year 1	Year 2	Year 3	Total
CEED-Novus P (PANC Test Kit)	1,600	3,300	5,000	9,900
CEED-Novus (Onco Test Kit)	800	1,600	2,500	4,900

Malaysia

Item	Year 1	Year 2	Year 3	Total
CEED-Novus P (PANC Test Kit)	400	800	1,800	3,000
CEED-Novus (Onco Test Kit)	200	400	900	1,500

Appendix II-1